UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2009

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2009, the Board of Directors of Kohl’s Corporation (“the Company”) approved several amendments to the Bylaws of the Company.  Such amendments were effective immediately. The following is a description of the amendments adopted:

(i)

The third sentence of the fourth paragraph of Section 2.01 was amended to read as follows:

All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the Meeting Record Date (defined in Section 2.05); (ii) the name and address, as they appear on the corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the proposal is made; (iii) (A) the class and number of the corporation’s shares which are owned beneficially and of record by such shareholder and any such beneficial owner or owners, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (D) the extent to which the shareholder providing the notice, or any Associated Shareholder (as defined below), has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Shareholders with respect to any shares of capital stock of the corporation, (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (iv) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (v) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice.

(ii)

The following sentence was added to the end of the sixth paragraph of Section 2.01:

For purposes of this Section 2.01, “Associated Shareholder” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder.

(iii)

The following Section 8.13 was inserted as a new Section:

8.13

Effect of Repeal, Amendment or Limitation of Indemnification Provisions.  The provisions of this Article VIII  shall be deemed to be a contract between the corporation and each director, officer and employee of the corporation, and any repeal, amendment or other limitation of this Article or any repeal, amendment or limitation of sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law or any other applicable law shall not limit any rights of indemnification against liabilities or allowance of expenses then existing or arising out of events, acts or omissions occurring prior to such repeal, amendment or limitation, including, without limitation, the right to indemnification against liabilities or allowance of expenses for proceedings commenced after such repeal, amendment or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal, amendment or limitation.

(iv)

The following Section 10.04 was inserted as a new Section:

10.04.

Limitation or Repeal of Indemnification Provisions.  The effect of any repeal, amendment or other limitation of Article VIII of these Bylaws shall be limited as set forth in Section 8.13.

The description of the amendments to the Bylaws set forth above is qualified by reference to the full text of the Amended and Restated Bylaws of the Company, which are filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kohl’s Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2009

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Kohl’s Corporation